EXHIBIT 3

                                                AEP CREDIT, INC.
                                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                                              USING 50% RESTRICTION
                                                   (Thousands)

                                   Twelve Months                Twelve Months                Twelve Months
                                       Ended                        Ended                        Ended
                                   July 31, 2000                August 31, 2000            September 30, 2000
                               -----------------------     -------------------------   ---------------------------
       AFFILIATES
---------------------------
CPL                                     $     139,601                 $     140,890                 $     142,674
PSO                                            79,894                        81,425                        83,674
SWEPCO                                         95,821                        95,392                        95,619
WTU                                            40,319                        40,122                        40,146
CSP                                           137,629                       140,864                       141,872
I&M                                            91,649                        96,572                        98,066
KP                                             25,394                        25,704                        25,565
OPC                                           120,009                       122,018                       122,932
                               -----------------------     -------------------------   ---------------------------

             Total Affiliates:          $     730,316                 $     742,987                 $     750,548
                               =======================     =========================   ===========================

         NON-AFFILIATES
---------------------------------
Texas - New Mexico Power                 $     56,474                  $     55,686                 $      55,689
 Reliant Energy HL&P                          430,215                       432,409                       438,077
                               -----------------------     -------------------------   ---------------------------

                                        $     486,689                  $    488,095                 $     493,766
                                                           -------------------------   ---------------------------
 Reliant Energy HL&P Receivables sold to
    Third parties                                   0                             0                             0
                               -----------------------     -------------------------   ---------------------------

         Total Non-Affiliates:          $     486,689                  $    488,095                 $     493,766
                               =======================     =========================   ===========================

Over/(Under) 50% Restriction            $     243,627                  $    254,892                 $     256,782
                               =======================     =========================   ===========================

EXHIBIT 3

                                            AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                                                  USING TEMPORARY RELIEF PROVISIONS
                                                             (Thousands)

                                                       Twelve Months               Twelve Months                  Twelve Months
                                                           Ended                       Ended                          Ended
                                                       July 31, 2000              August 31, 2000              September 30, 2000
                                                   -----------------------     -----------------------     ----------------------------

OTHER NON-AFFILIATES:
Texas - New Mexico Power                                     $     43,830                $     43,658                     $     44,325
Temporary Relief Provision                                        100,000                     100,000                          100,000
                                                   -----------------------     -----------------------     ----------------------------
Over/(Under) Temporary Relief Provision                     $    (56,170)               $    (56,342)                    $    (55,675)
                                                   =======================     =======================     ============================
Reliant Energy HL&P                                          $    372,988                $    379,290                     $    384,701
Temporary Relief Provision                                        450,000                     450,000                          450,000
                                                   -----------------------     -----------------------     ----------------------------
Over/(Under) Temporary Relief Provision                       $   (77,012)               $    (70,710)                    $    (65,299)
                                                   =======================     =======================     ============================

                                                        AEP CREDIT, INC.
                                                      BAD DEBT WRITE-OFFS
                                                          (Thousands)

                                                        July 31, 2000             August 31, 2000          September 30, 2000
                                                    ----------------------     -----------------------   ------------------------

NON-AFFILIATES
--------------------------------
Texas - New Mexico Power                               $              166         $               300      $                  86                                     $
Reliant Energy HL&P                                                   206                         365                        473
                                                    ----------------------     -----------------------   ------------------------
                       Total Non-Affiliates:           $              372         $               665      $                 559
                                                    ======================     =======================   ========================